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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Core Industries Inc and subsidiaries on Form S-3 (File No. 333-5195) and Form S-8 (File No. 033-56149) of our report dated October 9, 1996, on our audits of the consolidated financial statements and financial statement schedule of Core Industries Inc as of August 31, 1996 and 1995, and for each of the three years in the period ended August 31, 1996, which report is included in this Annual Report on Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.
----------------------------
Coopers & Lybrand L.L.P.


Detroit, Michigan
October 29, 1996